Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JayHawk Energy, Inc. 2009 Stock Incentive Plan for Employees, Contractors, Consultants, Advisors, Board Advisors, Board Members and Others, of our report dated December 23, 2008, with respect to the consolidated financial statements of JayHawk Energy, Inc., included in its Annual Report (Form 10-K) for the years ended September 30, 2008 and 2007, filed with the Securities and Exchange Commission.

Calgary, Alberta November 6, 2009	MEYERS NORRIS PENNY LLP